Exhibit 23.2

PricewaterhouseCoopers LLP

Donington Court

Pegasus Business Park

Castle Donington

East Midlands

DE74 2UZ

Telephone +44 (0) 1509 604000

Facsimile +44 (0) 1509 604010

Direct Phone +44 (0) 1509 604102

Direct Fax +44 (0) 1509 604010

The Directors

Appleton Papers Inc.

825 E. Wisconsin Avenue

PO Box 359

Appleton

WI 54912-0359

22 September 2004

Dear Sirs

We hereby consent to the incorporation by reference in this Registration Statement on

Form S-8 of Appleton Papers Inc. of our report dated 26 September 2003 relating to the financial statements for the year ended 30 June 2003 of Bemrose Group Limited, which appear in the prospectus of Appleton Papers Inc. dated 22 September 2004.

Yours faithfully

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

East Midlands

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525.  The registered office of PricewaterhouseCoopers LLP is 1

Embankment Place, London WC2N 6RH.  PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.